UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2009

Jarden Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-13665	35-1828377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Theodore Fremd Avenue, Rye, New York	10580
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (914) 967-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 21, 2009, Jarden Corporation, a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc. (the “Underwriter”). Subject to the terms and conditions of the Underwriting Agreement, the Company agreed to sell to the Underwriter 12,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The shares of Common Stock were offered to the public at a price of $17.50 per share. The shares of Common Stock were offered to the Underwriters at a price of $17.03 per share. The closing with respect to the sale of the shares of Common Stock is anticipated to occur on April 27, 2009.

The shares of Common Stock are being issued and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (No. 333-138302) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Registration Statement”). The Underwriting Agreement contains customary representations, warranties, conditions to closing, indemnification and obligations of the parties. The Company has also agreed to indemnify the Underwriter against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Underwriter may be required to make in respect of those liabilities.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the text of the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is incorporated herein by reference to this Current Report on Form 8-K and into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is hereby filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
1.1	Underwriting Agreement, dated April 21, 2009, between Jarden Corporation and Barclays Capital Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2009

JARDEN CORPORATION

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	Senior Vice President,
General Counsel and Secretary

Exhibit Index

Number	Exhibit
1.1	Underwriting Agreement, dated April 21, 2009, between Jarden Corporation and Barclays Capital Inc.